Exhibit 99.1

Sierra Announces Promising Preliminary Efficacy in SRA737 Clinical Program & Outlines Potential Path to Registration

- Sierra reports 30% response rate for SRA737+LDG in anogenital cancer -

- Anti-cancer activity demonstrated across multiple indications and genetic contexts in preliminary Phase 1/2 data presentations at ASCO –

- Sierra to discuss clinical findings and possible next steps for SRA737 at Analyst & Investor Event at 6:00 am CT on June 3, 2019 featuring distinguished oncologists Professor Johann de Bono and Dr. Rebecca Kristeleit -

VANCOUVER, June 1, 2019—Sierra Oncology, Inc. (SRRA), a late-stage drug development company focused on advancing targeted therapeutics for the treatment of patients with significant unmet needs in hematology and oncology, today reported positive preliminary clinical data from its two first-in-human Phase 1/2 studies of SRA737, a highly selective oral Chk1 inhibitor, as monotherapy and as SRA737+LDG (SRA737 potentiated by low dose gemcitabine), at the 2019 Annual Meeting of the American Society of Clinical Oncology (ASCO) in Chicago. Anti-cancer activity was demonstrated across multiple indications and genetic contexts, with SRA737+LDG specifically achieving a notable 30% response rate in anogenital cancer patients.

“In collaboration with Dr. Udai Banerji, Chief Investigator, The Institute of Cancer Research (ICR) and The Royal Marsden NHS Foundation Trust, we have established proof-of-concept clinical data for SRA737 and identified a potential clinical indication that could be pursued towards registration,” said Dr. Nick Glover, President and CEO of Sierra Oncology. “Our strategy has been to execute a cutting-edge signal-seeking survey of a broad cancer landscape, across both a range of indications and a spectrum of genetic contexts associated with replication stress (RS). The resulting clinical data demonstrate that SRA737 has demonstrable anti-cancer activity in multiple indications, in particular in combination with LDG, and has a favorable tolerability profile, opening up several attractive development paths forward for this unique drug candidate. Of note, we have recently received management support from a major immuno-oncology company to potentially supply their leading immunotherapeutic agent to run a combination study with SRA737. We will further analyze these opportunities and evaluate next steps with this asset over the coming months, exploring options to enable the continued advancement of SRA737 in the context of our emerging pipeline.”

“These clinical data provide clear evidence of anti-tumor activity with SRA737+LDG and demonstrate that the combination is well tolerated. Of particular note were the promising responses we observed in squamous cell anogenital/cervical cancers in previously treated patients with advanced disease,” said Dr. Rebecca Kristeleit, Clinical Senior Lecturer and Honorary Consultant Medical Oncologist at University College London (UCL) Cancer Institute & UCLH Dept. of Oncology. “In my opinion, SRA737+LDG warrants additional registration-intent clinical development focused on patients with anogenital cancer, an indication for which the second line metastatic setting represents a significant unmet medical need with no approved therapies and very poor life expectancy.”

“We are pleased that these signal-generating studies provided compelling support for our original hypothesis that SRA737’s anti-cancer activity was correlated with specific genetic contexts. Indeed, our clinical data demonstrate that anogenital cancer represents a synthesis of overlapping replication stress genetics, providing particular sensitivity to SRA737+LDG.

Moreover, these findings support that low dose gemcitabine acts as an exogenous driver of RS that further potentiates SRA737’s anti-cancer activity,” said Dr. Christian Hassig, Chief Scientific Officer, Sierra Oncology. “From a safety perspective, our data support that SRA737 and SRA737+LDG are conducive to development in combination with other therapeutic approaches, providing paths for further development with PARP inhibitors and with immunotherapy, combinations for which we have previously reported robust synergistic preclinical efficacy.”

The company will be hosting an Analyst and Investor Event on Monday June 3, 2019, to discuss these clinical findings and potential next steps in the development strategy for SRA737+LDG. The event will feature presentations by distinguished oncologists Professor Johann de Bono and Dr. Rebecca Kristeleit.

SRA737+LDG (SRA737-02) First-in-Human Phase 1/2 Preliminary Results

This signal-seeking Phase 1/2 study (NCT02797977) was designed to investigate the safety and tolerability of SRA737 in combination with sub-therapeutic, low dose gemcitabine (LDG), as well as to evaluate preliminary anti-tumor activity of SRA737 potentiated by LDG in tumors with genetic alterations predicted to confer increased intrinsic RS and Chk1i sensitivity. Relative to standard-of-care, gemcitabine doses tested were approximately 10-25% of a standard chemotherapeutic dose.

Preliminary Efficacy Results (Evaluable Patients):

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Striking anti-tumor activity was observed in subjects with advanced anogenital cancer (Overall Response Rate (ORR) = 30%; Disease Control Rate (DCR) = 60%), encompassing noteworthy tumor decreases (e.g. -66% tumor decrease; resolution of pleural effusion) and promising durations of treatment (e.g. ~11 months).

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Overall, Partial Responses were observed in six subjects and 41 subjects had a best response of Stable Disease (SD); durable SD lasting ≥ 4 months was recorded in 32 subjects and was observed in all expansion cohorts.

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The combination of SRA737+LDG was generally well tolerated. There was no evidence of emergent or cumulative toxicity and/or declining tolerability with up to 13 cycles of treatment. At the time of the data cut off (May 3, 2019), 22 subjects remained on study treatment.

•	Based on overall tolerability, the recommended Phase 2 dose is 500 mg SRA737 + 250 mg/m2 LDG.

Genetic Analyses:

•	Preliminary evidence suggests several intrinsic sources of RS combined with LDG significantly enhance Chk1 activity.

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FA/BRCA gene network mutations were associated with the most favorable outcomes in this study (ORR = 25%; DCR = 81%). The FA/BRCA gene network encodes a series of Fanconi Anemia and other proteins involved directly or indirectly in replication fork metabolism and management of RS.

•	Mutations in the PI3K gene network correlated with robust DCR (75%) and tumor responses in two subjects, consistent with previous reports of Chk1i sensitivity associated with PIK3CA mutations.

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A preliminary correlation of noteworthy tumor responses with elevated tumor mutational burden (TMB) was also observed, particularly in the anogenital cohort (three of four TMB patients achieved notable tumor decreases). Elevated TMB is consistent with increased genomic instability and represents a possible future enrichment strategy.

SRA737-01 Monotherapy First-in-Human Phase 1/2 Preliminary Results

This signal-seeking Phase 1/2 study (NCT02797964) was designed to investigate the safety and tolerability of continuous, oral daily dosing of SRA737, as well as to survey a broad range of cancer indications and genetic contexts in the expansion phase, in order to evaluate preliminary anti-tumor activity and delineate potential genetic signatures and/or tumor indications that might warrant additional therapeutic investigation.

Preliminary Efficacy Results (Evaluable Patients):

•	The maximum tolerated dose was 1000 mg per day, and based on overall tolerability and PK, the recommended monotherapy dose is 800 mg per day, highlighting the tolerability of SRA737.

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Evidence of anti-tumor activity was observed in subjects with HGSOC, colorectal, prostate and non-small cell lung cancer; no RECIST PRs or CRs were confirmed, but several noteworthy tumor reductions were recorded.

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HGSOC appeared as the most sensitive tumor to SRA737 monotherapy in the SRA737-01 study. Although heavily pre-treated (~5 prior lines), the HGSOC cohort demonstrated directionally favorable disease control (DCR = 54%) with notable maximal tumor reductions of 29% and 27% in two patients.

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A best overall response of stable disease (SD) was seen in 34 (32%) subjects. At the time of the data cut off, durable SD lasting ≥ 4 months was recorded in 22 (21%) subjects and was observed in all Cohort Expansion phase tumor types except head and neck cancer.

Genetic Analyses:

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Subjects whose tumors harbored FA/BRCA network mutations, regardless of indication, displayed favorable outcomes (DCR = 71%; DOS = 3.8 cycles), consistent with similar observations in subjects treated with SRA737+LDG.

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Within the FA/BRCA pathway, several notable tumor decreases occurred in subjects harboring two genetic alterations, such as a DDR checkpoint kinase gene or within the PI3K network. This phenomenon was also observed in the SRA737+LDG clinical study.

•	Alterations in the PI3K gene network (PIK3CA, AKT, PTEN) were associated with a 77% DCR.

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No clear trend toward enhanced sensitivity was noted with CCNE1 gene amplification, although the small subset of subjects enrolled with unambiguous CCNE1 amplifications renders definitive conclusions challenging.

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The majority of subjects with notable responses (tumor reduction and/or >4 months SD) harbored alterations in either or both the PI3K and FA/BRCA gene networks. CCNE gene network alterations (DCR = 67%) partially overlapped with FA/BRCA subjects but was mutually exclusive with PI3K network alterations.

•	Overall, these data provide promising evidence of SRA737 anti-tumor activity and identify several gene networks associated with potentially enhanced SRA737 sensitivity.

SRA737 Analyst & Investor Event

The company will be hosting an Analyst and Investor Event on Monday, June 3, 2019, to discuss these clinical findings and potential next steps in the development strategy for SRA737+LDG.

Date and Time: June 3, 2019, 6:00 – 7:00 am CT

Location: History event room, Marriot Marquis Hotel, 2121 S Prairie Ave, Chicago, Illinois.

The event will feature presentations by two distinguished oncologists:

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Professor Johann de Bono, Regius Professor of Cancer Research, Head of the Division of Clinical Studies and Professor in Experimental Cancer Medicine at The Institute of Cancer Research and The Royal Marsden NHS Foundation Trust, will discuss the critical role of Chk1 in tumor cell survival during replication stress, as well as describe potential opportunities to combine SRA737 with other therapeutic modalities including PARP inhibitors and immunotherapy agents.

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Dr Rebecca Kristeleit, Clinical Senior Lecturer and Honorary Consultant Medical Oncologist at University College London (UCL) Cancer Institute & UCLH Dept. of Oncology, a leading expert in gynecological malignancies, will discuss her clinical experience with SRA737+LDG, and potential development opportunities for this novel combination in the treatment of anogenital cancers.

Event registration and webcast information are available through the Sierra Oncology website at www.sierraoncology.com. An archive of the presentation will be accessible after the event through the Sierra Oncology website.

ASCO 2019 Poster Presentations

Title: A Phase 1/2 First-in-Human Trial of Oral SRA737 (a Chk1 Inhibitor) in Subjects with Advanced Cancer.

Abstract: 3094; Poster #: 86

Poster Session: Developmental Therapeutics and Tumor Biology (Nonimmuno)

Date and Time: Saturday, June 1, 2019, 8:00 – 11:00 am CT

Location: McCormick Place, Event room: Hall A, 2301 S King Dr, Chicago, Illinois

Title: A Phase 1/2 First-in-Human Trial of Oral SRA737 (a Chk1 inhibitor) Given in Combination with Low Dose Gemcitabine in Subjects with Advanced Cancer.

Abstract: 3095; Poster #: 87

Poster Session: Developmental Therapeutics and Tumor Biology (Nonimmuno)

Date and Time: Saturday, June 1, 2019, 8:00 – 11:00 am CT

Location: McCormick Place, Event room: Hall A, 2301 S King Dr, Chicago, Illinois

The posters will be available on June 1, 2019 on the Sierra Oncology website at www.sierraoncology.com

About SRA737 and SRA737+LDG

SRA737 is a potent, highly selective, orally bioavailable small molecule inhibitor of Checkpoint kinase 1 (Chk1), a key regulator of cell cycle progression and the DNA Damage Response (DDR). Tumors with high levels of replication stress become reliant on Chk1 to mitigate the potentially catastrophic consequences of excess genomic instability.

Intrinsic sources of replication stress can include genetic alterations in tumor suppressors, oncogenes or DNA Damage Repair genes. Tumors harboring defects in these gene classes are hypothesized to have higher levels of intrinsic replication stress due to dysregulated cell cycle control, increased proliferation demands and increased genomic instability. SRA737+LDG is a novel drug combination, where non-cytotoxic low dose gemcitabine (LDG) acts as a potent extrinsic inducer of replication stress.

Sierra Oncology retains the global commercialization rights to SRA737.

About Sierra Oncology

Sierra Oncology is a clinical stage drug development company advancing targeted therapeutics for the treatment of patients with unmet medical needs in hematology and oncology. Our lead drug candidate, momelotinib, is a potent, selective and orally bioavailable JAK1, JAK2 and ACVR1 inhibitor that has been investigated in two completed Phase 3 trials for the treatment of myelofibrosis and has demonstrated a potentially differentiated therapeutic profile encompassing anemia-related benefits, as well as achieving substantive splenic volume reduction and constitutional symptom control.

Sierra Oncology is also advancing SRA737 and SRA141. SRA737 is a potent, highly selective, orally bioavailable small molecule inhibitor of Checkpoint kinase 1 (Chk1), a key regulator of cell cycle progression and the DNA Damage Response (DDR). SRA141 is a potent, selective, orally bioavailable small molecule inhibitor of Cell division cycle 7 kinase (Cdc7). Cdc7 is a key regulator of DNA replication and is involved in the DDR network, making it a compelling emerging target for the potential treatment of a broad range of tumor types.

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology’s expectations from current data, anticipated clinical development activities, and potential benefits of Sierra Oncology’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology may be unable to successfully develop and commercialize product candidates, product candidates may not demonstrate safety and efficacy or otherwise produce positive results, Sierra Oncology may experience delays in the preclinical and anticipated clinical development of its product candidates, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and product candidates and the other factors described under the heading “Risk Factors” set forth in Sierra Oncology’s filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Contact:

James Smith

Vice President, Corporate Affairs

Sierra Oncology

604.558.6536

investors@sierraoncology.com